      As filed with the Securities and Exchange Commission on August 7, 1998
                                                           Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    --------

                            NAUTICA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      95-2431048
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                               40 West 57th Street
                            New York, New York 10019
                    (Address of principal executive offices)

                                    --------

                 NAUTICA ENTERPRISES, INC. EMPLOYEE STOCK OPTION
                            (Full title of the plan)

                               Mr. Harvey Sanders
                            Nautica Enterprises, Inc.
                  40 West 57th Street, New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 541-5757
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Charles M. Modlin, Esq.
                           Modlin Haftel & Nathan LLP
                          777 Third Avenue - 30th Floor
                            New York, New York 10017
                                 (212) 832-1600

                                     -------
                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                    Proposed             maximum
                Title of                                            maximum             aggregate
               securities                   Amount to be            offering            offering           Amount of
            to be registered                registered(1)       price per share           price        registration fee
            ----------------                -------------       ---------------           -----        ----------------
Common Stock, par value $.10 per share         681,964             $24.69(2)          $16,837,691(2)        $4,968


                       (Cover Page Continued on Next Page)

(Continuation of Cover Page)

(1) The Plan provides that in the event of a stock dividend, stock split, recapitalization or reorganization, the total number of options, the number of shares covered by each option and the price per share of the options shall be equitably adjusted. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which, by reason of any such event, may become subject to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the high and low prices of the Common Stock, as reported by NASDAQ for August 5, 1998.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by Nautica Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

                  (a) Annual Report on Form 10-K for the year ended February 28, 1998;

                  (b) Quarterly Report on Form 10-Q for the quarter ended May 30, 1998; and

                  (c) The description of the Common Stock of the Registrant which is contained in a registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Except as herein set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

         Section 145 of the Delaware General Corporation Law provides as follows:

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
         INSURANCE.

         (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he the person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written option, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Articles TENTH and TWELFTH of the Certificate of Incorporation of the Registrant provide as follows:

         ARTICLE TENTH:  INDEMNIFICATION.

         (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article TENTH or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with a lesser or the same scope and effect as the foregoing indemnification of directors and officers.

         (b) If a claim under Paragraph (a) of this Article TENTH is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to receive the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         (c) The rights conferred on any person by Paragraphs (a) and (b) of this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) The Corporation may maintain insurance, at its expense, to protect itself and any such director or officer of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         ARTICLE TWELFTH:

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any appeal or modification of this Article TWELFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The provisions of this Article TWELFTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Article TWELFTH.

         ARTICLE VIII of the Amended and Restated By-Laws of the Registrant provides as follows:

         SECTION 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

         SECTION 2. Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

         SECTION 3. Employee Benefit Plans. For purposes of this Article VIII, references to "other enterprises" shall include employee benefits plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent, of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of a corporation.

         SECTION 4. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article VIII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

         SECTION 5. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VIII:

         (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

         (b) Written Request for Indemnification. To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

         (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article VIII shall be determined (i) by the Board of Directors by a majority vote of a quorum (as defined in Article II of these By-Laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination.

         The Company has purchased Directors' and Officers' Liability Insurance. Subject to the policy conditions, the insurance provides coverage for amounts payable by the Company to its directors and officers pursuant to the Registrant's Certificate of Incorporation and By-Laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:


            5.1   Opinion and consent of Modlin Haftel & Nathan LLP.
           10.1   Nautica Enterprises, Inc. Employee Stock Option, as amended.
           23.1   Consent of Grant Thornton LLP.
           23.2   Consent of Modlin Haftel & Nathan LLP (included in Exhibit
                  5.1).
           24.1   Power of Attorney (included on signature page hereof).


Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement:

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 7, 1998.

                                          NAUTICA ENTERPRISES, INC.
                                          (Registrant)

                                           By:   /s/ Harvey Sanders
                                                 -----------------------------
                                                   Harvey Sanders
                                                   Chairman


                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey Sanders and Donald Pennington or any one of them with full authority to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their or his substitutes, may lawfully do or cause to be done by virtue hereof.



                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  Name                    Title                                      Date
                  ----                    -----                                      ----

         /s/ Harvey Sanders               Chairman, President,                   August 7, 1998
         ------------------               Chief Executive Officer
         Harvey Sanders                   (Principal Executive
                                          Officer) and Director




         /s/ Donald Pennington            Chief Financial Officer                August 7, 1998
         ---------------------            (Principal Financial Officer)
              Donald Pennington



        /s/ Neal Nackman                  Vice President Finance                 August 7, 1998
        ----------------------            (Principal Accounting Officer)
              Neal Nackman

         /s/ David Chu                               Executive Vice President           August 7, 1998
         -------------
         David Chu                                   and Director


         /s/ Robert B. Bank                          Director                           August 7, 1998
         ----------------------
         Robert B. Bank


         /s/ George Greenberg                        Director                           August 7, 1998
         ----------------------
         George Greenberg


         /s/ Charles H. Scherer                      Director                           August 7, 1998
         ----------------------
         Charles H. Scherer



         /s/ Ronald G. Weiner                        Director                           August 7, 1998
         --------------------
         Ronald G. Weiner



         /s/ Israel Rosenzweig                       Director                           August 7, 1998
         ---------------------
         Israel Rosenzweig

                                  EXHIBIT INDEX



            5.1 Opinion and consent of Modlin Haftel & Nathan LLP.

           10.1 Nautica Enterprises, Inc. Employee Stock Option, as amended.

           23.1 Consent of Grant Thornton LLP.

           23.2 Consent of Modlin Haftel & Nathan LLP (included in Exhibit 5.1).

           24.1 Power of Attorney (included on signature page hereof).